UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of earliest event reported: February 12, 2020

CANTEL MEDICAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31337	22-1760285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Clove Road, Little Falls, New Jersey	07424	(973) 890-7220
(Address of Principal Executive Offices)	(Zip code)	(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CMD	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 1, 2019, Cantel Medical Corp. (the “Company”) issued an aggregate of 438,359 shares of common stock (the “Shares”) of the Company to Dental Holding, LLC (“Dental Holding”) in connection with the Company’s acquisition of Hu-Friedy Mfg. Co., LLC, a Delaware limited liability company and, at the time, a direct wholly owned subsidiary of Dental Holding (“Hu-Friedy”), pursuant to the Purchase and Sale Agreement by and among the Company, Dental Holding, Hu-Friedy and, for limited purposes set forth therein, Ken Serota and Ron Saslow (the “Purchase and Sale Agreement”). In addition, as previously disclosed, on October 1, 2019, the Company and Dental Holding entered into a Registration Rights Agreement (the “Registration Rights Agreement”) relating to the Shares. Pursuant to the Purchase and Sale Agreement and the Registration Rights Agreement, each as amended on December 12, 2019, the Company was required to use reasonable efforts to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission covering the resale of all of the Shares in an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (an “Offering”) on or prior to February 15, 2020 (such requirements, the “Resale Obligation”).

On February 13, 2020, the Company entered into a Stock Repurchase Agreement with Dental Holding (the “Repurchase Agreement”). The Repurchase Agreement amends the Purchase and Sale Agreement and the Registration Rights Agreement to provide that in lieu of completing an Offering to satisfy the Resale Obligation, the Company will repurchase the Shares from Dental Holding at a price per share of $64.51 (the “Repurchase”), which equals the closing price of shares of the Company’s common stock traded on the New York Stock Exchange on February 12, 2020, the last day before entry into the Purchase and Sale Agreement. The Repurchase was completed on February 13, 2020, and the Shares were thereafter canceled and retired by the Company.

As previously disclosed, the Purchase and Sale Agreement (as amended on December 12, 2019) further required the Company to pay to Dental Holding an amount in cash equal to $35,000,117 minus the aggregate net proceeds received by Dental Holding from an Offering if the amount of such aggregate net proceeds was less than $35,000,117 (such requirement, the “True-Up Obligation”). The Repurchase Agreement further amends the Purchase and Sale Agreement to provide that in satisfaction of the True-Up Obligation, the Company will make a payment to Dental Holding in an amount equal to $6,721,577.91, which amount equals $35,000,117 minus the aggregate amount of $28,278,539.09 paid to Dental Holding as consideration for the Repurchase. This payment was made to Dental Holding on February 13, 2020.

In connection with the Repurchase, Dental Holding waived all of its rights with respect to the Resale Obligation and the True-Up Obligation, each of which were deemed satisfied in full. The Repurchase Agreement further provided that Dental Holding waived all of its rights to receive certain payments from the Company in respect of certain tax matters pursuant to Section 2.11(b) of the Purchase Agreement and that the Registration Rights Agreement was terminated without any continuing liability or obligation of the Company or Dental Holding.

The foregoing description of the Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporate herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company funded the payment made in respect of the Repurchase and the True-Up Payment described in Item 1.01 of this Current Report on Form 8-K through a borrowing of its existing revolving credit facility in the amount of $35,000,000 under that certain Fourth Amended and Restated Credit Agreement dated as of June 28, 2018, among the Company, the subsidiary obligors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement”). The borrowing was made on February 12, 2020. The terms and conditions of the revolving credit facility are incorporated herein by reference to the description of the Credit Agreement contained in the Company’s Current Report on Form 8-K filed on September 9, 2019.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Stock Repurchase Agreement, dated as of February 13, 2020, by and between Cantel Medical Corp. and Dental Holding, LLC.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

Date: February 14, 2020	By:	/s/ George L. Fotiades
		Name:	George L. Fotiades
		Title:	President and Chief Executive Officer